Exhibit 99(b)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 11-K

(Mark One)
[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the fiscal year ended: December 31, 1995
                                             -----------------
                                       OR

[    ]       TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
             EXCHANGE  ACT OF 1934  [NO FEE REQUIRED]

                  For the transition period from______ to______
                         Commission file number: 1-5442
                                                 ------

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

               GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         General Instrument Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                           13-3575653
      ------------------------------                        --------------------
     (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                       Identification No.)

               8770 West Bryn Mawr Avenue, Chicago, Illinois 60631
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (312) 695-1000
                                 --------------
              (Registrant's telephone number, including area code)

              GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

             Financial Statements as of December 31, 1995 and 1994, and for the Year Ended December 31, 1995 and the Ten-Month Period Ended December 31, 1994,
             Supplemental Schedules as of and for the Year Ended December 31, 1995 and
             Independent Auditors' Report

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN


TABLE OF CONTENTS
- -------------------------------------------------------------------------------


                                                                         Page

INDEPENDENT AUDITORS' REPORT                                               1

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for Benefits as of
     December 31, 1995 and 1994, with Supplemental Fund Information       2-3

   Statements of Changes in Net Assets Available for Benefits for the
     Year Ended December 31, 1995 and the Ten-Month Period Ended
     December 31, 1994, with Supplemental Fund Information                4-5

   Notes to Financial Statements for the Year Ended December 31, 1995
     and the Ten-Month Period Ended December 31, 1994                     6-11

SUPPLEMENTAL SCHEDULES:

   Item 27(a) - Schedule of Assets Held for Investment Purposes
     as of December 31, 1995                                               12

   Item 27(d) - Schedule of Reportable Transactions for the
     Year Ended December 31, 1995                                          13

INDEPENDENT AUDITORS' CONSENT

Note: Supplemental Schedules are included for filing with the Annual Return on Form 5500. Supplemental Schedules not included herein are omitted due to the absence of conditions under which they would be required.

INDEPENDENT AUDITORS' REPORT


Administrative Committee
General Instrument (Puerto Rico), Inc. Savings Plan

We have audited the accompanying statements of net assets available for benefits of General Instrument (Puerto Rico), Inc. Savings Plan (the "Plan") as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the year ended December 31, 1995 and for the ten-month period ended December 31, 1994. These financial statements are the responsibility of the Plan's Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the year ended December 31, 1995 and for the ten-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) assets held for investment purposes as of December 31, 1995 and (2) reportable transactions for the year ended December 31, 1995 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund as of December 31, 1995 and 1994, and for the year ended December 31, 1995 and the ten-month period ended December 31, 1994, is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. The supplemental schedules and fund information are the responsibility of the Plan's Administrative Committee. Such supplemental schedules and fund information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/S/ Deloitte & Touche LLP
- -------------------------
Deloitte & Touche LLP


June 19, 1996


GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND
INFORMATION AS OF DECEMBER 31, 1995
- -------------------------------------------------------------------------------



                            General                   Vanguard                                 Vanguard
                          Instrument Vanguard           Index                         Vanguard  Inter-
                         Corporation Investment Well-  Trust-   VMMR-  VFISF- Vanguard  U.S.   national
                             Common  Contract  ington    500   Federal  GNMA    STAR   Growth   Growth   Loan    Unall-
                          Stock Fund  Trust     Fund    Port.   Port.   Port.   Fund    Port.    Port.   Fund    ocated      Total
                            -------- ------- -------- -------- ------- ------- ------- ------- ------- -------- -------- ----------

ASSETS:
Investments, at fair value:
Company common stock and
temporary cash ............ $254,107 $  --   $   --   $   --   $  --   $  --   $  --   $  --   $  --   $   --   $   --   $  254,107
Common/collective trust ...     --    89,127     --       --      --      --      --      --      --       --       --       89,127
Shares of registered
investment company ........     --      --    215,252  155,016  46,235  60,467  61,289  39,225  41,957     --       --      619,441
Participant loans .........     --      --       --       --      --      --      --      --      --     36,474     --       36,474
Other .....................     --      --       --       --      --      --      --      --      --       --     18,975     18,975
Loans receivable ..........       72     115      366      194      38      95     106      69      68     --       --        1,123
Contributions receivable:
Employees .................    1,826   4,432    9,061    7,075   1,717   3,182   2,799   1,590   1,858     --       --       33,540
Employer ..................   14,593    --       --       --      --      --      --      --      --       --       --       14,593
                            -------- ------- -------- -------- ------- ------- ------- ------- ------- -------- -------- ----------

Total assets ..............  270,598  93,674  224,679  162,285  47,990  63,744  64,194  40,884  43,883   36,474   18,975  1,067,380

LIABILITIES:
Accrued liabilities .......      414     414      414      414     414     414     414     414     414     --       --        3,726
                            -------- ------- -------- -------- ------- ------- ------- ------- ------- -------- -------- ----------

NET ASSETS AVAILABLE
FOR BENEFITS .............. $270,184 $93,260 $224,265 $161,871 $47,576 $63,330 $63,780 $40,470 $43,469 $ 36,474 $ 18,975 $1,063,654
                            ======== ======= ======== ======== ======= ======= ======= ======= ======= ======== ======== ==========


See notes to financial statements.


GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND
INFORMATION AS OF DECEMBER 31, 1994
- -------------------------------------------------------------------------------



                                  General                   Vanguard                                      Vanguard
                                Instrument Vanguard           Index                              Vanguard  Inter-
                               Corporation Investment Well-  Trust-    VMMR-   VFISF-   Vanguard   U.S.   national
                                  Common   Contract  ington    500    Federal   GNMA      STAR    Growth   Growth   Unall-
                                Stock Fund   Trust     Fund    Port.    Port.    Port.    Fund     Port.    Port.   ocated    Total
                                  -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

ASSETS:
Investments, at fair value:
Company common stock
and temporary cash .............. $123,322 $   --   $   --   $   --   $   --   $   --   $   --   $   --   $   --   $   --   $123,322
Common/collective trust .........     --     28,388     --       --       --       --       --       --       --       --     28,388
Shares of registered
investment company ..............     --       --     79,862   55,636    9,791   22,365   22,131   12,869   22,647     --    225,301
Contributions receivable:
Employees .......................    1,412    3,306    9,662    6,818    1,317    3,039    3,173    1,556    1,906     --     32,189
Employer ........................   14,633     --       --       --       --       --       --       --       --     18,045   32,678
                                  -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Total assets ....................  139,367   31,694   89,524   62,454   11,108   25,404   25,304   14,425   24,553   18,045  441,878

LIABILITIES:
Accrued liabilities .............      167      167      167      167      167      167      167      167      167     --      1,503
                                  -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

NET ASSETS AVAILABLE
FOR BENEFITS .................... $139,200 $ 31,527 $ 89,357 $ 62,287 $ 10,941 $ 25,237 $ 25,137 $ 14,258 $ 24,386 $ 18,045 $440,375
                                  ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

See notes to financial statements.

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL
FUND INFORMATION
YEAR ENDED DECEMBER 31, 1995
- --------------------------------------------------------------------------------



                               General                   Vanguard                                Vanguard
                             Instrument Vanguard           Index                         Vanguard Inter-
                            Corporation Investment Well-  Trust-   VMMR-  VFISF- Vanguard  U.S.  national
                                Common  Contract  ington    500   Federal  GNMA    STAR   Growth  Growth   Loan   Unall-
                             Stock Fund  Trust     Fund    Port.   Port.   Port.   Fund    Port.   Port.   Fund   ocated      Total
                               -------- ------- -------- -------- ------- ------- ------- ------- ------- ------- ------- ----------

ADDITIONS:
Contributions:
Employees .................... $ 25,740 $61,297 $118,775 $ 84,573 $17,826 $38,318 $36,410 $19,113 $23,569 $   -- $   --   $  425,621
Employer .....................  182,750     --       --       --      --      --      --      --      --      --   18,000    200,750
Other ........................    1,012     --     3,038      --    4,050     --      --      --    2,025     --     --       10,125
                               -------- ------- -------- -------- ------- ------- ------- ------- ------- ------- ------- ----------

Net contributions ............  209,502  61,297  121,813   84,573  21,876  38,318  36,410  19,113  25,594     --   18,000    636,496
                               -------- ------- -------- -------- ------- ------- ------- ------- ------- ------- ------- ----------

Investment income:
Interest .....................      --      --       --       --      --      --      --      --      --      736    --          736
Dividends ....................      --    3,741    8,930    3,148   1,403   3,023   4,146   1,524   1,127     --     --       27,042
Net gain (loss) on investments  (62,901)    --    31,171   29,128     --    3,267   5,739   6,613   3,200     --     --       16,217
                               -------- ------- -------- -------- ------- ------- ------- ------- ------- ------- ------- ----------

Net investment income (loss) .  (62,901)  3,741   40,101   32,276   1,403   6,290   9,885   8,137   4,327     736    --       43,995
                               -------- ------- -------- -------- ------- ------- ------- ------- ------- ------- ------- ----------

Total additions ..............  146,601  65,038  161,914  116,849  23,279  44,608  46,295  27,250  29,921     736  18,000    680,491
                               -------- ------- -------- -------- ------- ------- ------- ------- ------- ------- ------- ----------

DEDUCTIONS:
Distributions ................   10,377   3,632   13,822    9,097   1,888   2,201   1,709     938   1,233    --      --       44,897
Administrative expenses ......    2,965     950    1,718    1,296   2,915     679     777     490     525    --      --       12,315
                               -------- ------- -------- -------- ------- ------- ------- ------- ------- ------- ------- ----------

Total deductions .............   13,342   4,582   15,540   10,393   4,803   2,880   2,486   1,428   1,758    --      --       57,212

TRANSFER (TO) FROM OTHER FUNDS   (2,275)  1,277  (11,466)  (6,872) 18,159  (3,635) (5,166)    390  (9,080) 35,738 (17,070)       --
                               -------- ------- -------- -------- ------- ------- ------- ------- ------- ------- ------- ----------

NET INCREASE .................  130,984  61,733  134,908   99,584  36,635  38,093  38,643  26,212  19,083  36,474     930    623,279

NET ASSETS AVAILABLE FOR
BENEFITS, BEGINNING OF YEAR ..  139,200  31,527   89,357   62,287  10,941  25,237  25,137  14,258  24,386    --    18,045    440,375
                               -------- ------- -------- -------- ------- ------- ------- ------- ------- ------- ------- ----------

NET ASSETS AVAILABLE FOR
BENEFITS, END OF YEAR ........ $270,184 $93,260 $224,265 $161,871 $47,576 $63,330 $63,780 $40,470 $43,469 $36,474 $18,975 $1,063,654
                               ======== ======= ======== ======== ======= ======= ======= ======= ======= ======= ======= ==========


See notes to financial statements.


GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL
FUND INFORMATION
TEN-MONTH PERIOD ENDED DECEMBER 31, 1994
- --------------------------------------------------------------------------------


                               General                    Vanguard                                       Vanguard
                             Instrument Vanguard            Index                              Vanguard   Inter-
                            Corporation Investment Well-   Trust-    VMMR-   VFISF-   Vanguard   U.S.    national
                                Common  Contract  ington     500    Federal   GNMA      STAR    Growth    Growth    Unall-
                             Stock Fund  Trust     Fund     Port.    Port.    Port.     Fund      Port.     Port.   ocated    Total
                               -------- ------- --------  --------  -------  -------  --------  --------  --------  ------- --------

ADDITIONS:
Contributions:
Employees .................... $ 10,508 $31,831 $ 91,733  $ 61,616  $12,505  $25,692  $ 25,476  $ 15,758  $ 20,596  $  --   $295,715
Employer .....................  124,329    --       --        --       --       --        --        --        --     18,045  142,374
Other ........................     --      --        893       298     --        893      --         447       447     --      2,978
                               -------- ------- --------  --------  -------  -------  --------  --------  --------  ------- --------

Net contributions ............  134,837  31,831   92,626    61,914   12,505   26,585    25,476    16,205    21,043   18,045  441,067
                               -------- ------- --------  --------  -------  -------  --------  --------  --------  ------- --------

Investment income:
Interest .....................     --       616     --        --       --       --        --        --        --       --        616
Dividends ....................     --      --      1,924     1,068      183      629     1,003       134       272     --      5,213
Net gain (loss) on investments    4,331    --     (1,749)     (359)    --       (358)     (983)      287      (810)    --        359
                               -------- ------- --------  --------  -------  -------  --------  --------  --------  ------- --------

Net investment income (loss) .    4,331     616      175       709      183      271        20       421      (538)    --      6,188
                               -------- ------- --------  --------  -------  -------  --------  --------  --------  ------- --------

Total additions ..............  139,168  32,447   92,801    62,623   12,688   26,856    25,496    16,626    20,505   18,045  447,255
                               -------- ------- --------  --------  -------  -------  --------  --------  --------  ------- --------

DEDUCTIONS:
Distributions ................      592     387      586      --        410      202      --        --        --       --      2,177
Administrative expenses ......    1,252     533      792       589      302      323       359       271       282     --      4,703
                               -------- ------- --------  --------  -------  -------  --------  --------  --------  ------- --------

Total deductions .............    1,844     920    1,378       589      712      525       359       271       282     --      6,880

TRANSFER FROM (TO) OTHER FUNDS    1,876    --     (2,066)      253   (1,035)  (1,094)     --      (2,097)    4,163     --       --
                               -------- ------- --------  --------  -------  -------  --------  --------  --------  ------- --------

NET ASSETS AVAILABLE FOR
BENEFITS, END OF PERIOD ...... $139,200 $31,527 $ 89,357  $ 62,287  $10,941  $25,237  $ 25,137  $ 14,258  $ 24,386  $18,045 $440,375
                               ======== ======= ========  ========  =======  =======  ========  ========  ========  ======= ========


See notes to financial statements.

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995 AND TEN-MONTH PERIOD ENDED DECEMBER 31, 1994
- --------------------------------------------------------------------------------


1.    DESCRIPTION OF THE PLAN

      a. General - The General Instrument (Puerto Rico), Inc. Savings Plan (the "Plan"), was established and effective, March 1, 1994, and is an employee contributory program to encourage long-term savings by eligible employees of General Instrument (Puerto Rico), Inc. (the "Company") through a systematic program of salary deductions. The Company is a subsidiary of General Instrument Corporation, a holding company whose stock is traded on the New York Stock Exchange. The employee may elect to have compensation reduced by, and authorize the Company to contribute to the Plan on his or her behalf, a Matched Participant Contribution of 1%, 2%, 3%, 4%, 5% or 6% of compensation for each payroll period. Compensation represents the participant's base salary or wages, without reduction for his or her Matched or Unmatched Participant Contributions to the Plan and
            Section 165(e) of the Puerto Rico Income Tax Act of 1954, as amended ("PRITA"), and excluding any other form of additional compensation such as overtime pay, commissions, bonuses or incentive compensation. Each Plan year, the Company will contribute to the Plan, on behalf of the employee, a Matching Employer Contribution equal to 50% of the employee's Matched Participant Contribution. In addition, an employee who has elected a Matched Participant Contribution rate of 6% may elect to further reduce compensation, and authorize the Company to contribute to the Plan on his or her behalf, an Unmatched Participant Contribution of 1%, 2%, 3% or 4% of the employee's compensation for each payroll period. The contribution limitation for employee Matched and Unmatched Participant Contributions is $7,000 less any elective contributions under another defined benefit plan or defined contribution plan excluded from the participant's gross income.

            An employee may also contribute to the Plan a Rollover Amount provided the Administrative Committee of the Plan is satisfied that the amount to be rolled over to the Plan constitutes a Rollover Amount under PRITA. Such contributions are classified as "other" in the statement of changes in net assets available for benefits.

            PRITA requires that the Plan provisions do not discriminate in favor of highly compensated employees. In order to determine whether the Plan discriminates in such a manner, contribution levels are reviewed using the Actual Deferral Percentage ("ADP") test. To comply with such 1995 requirements, the Company has elected to fund a Qualified Non-Elective Contribution to the Plan which is estimated to be $18,000 based on preliminary analysis. Such amount has been recorded as an unallocated contribution receivable at December 31, 1995 and will be directed to the investment funds upon receipt. If the actual amount differs from the estimate, the Company will make the required contribution by December 31, 1996 to ensure compliance with the ADP test.

      b. Eligibility - All persons employed by the Company (including officers and directors who are employees and excluding leased employees and independent contractors) became eligible to participate in the Plan as of March 1, 1994 or at any time thereafter without satisfying any minimum period of qualifying employment. All persons hired by the Company after March 1, 1994 and prior to August 1, 1995 became eligible to participate in the Plan on the date of hire. All persons hired by the Company after August 1, 1995 became eligible to participate in the Plan upon completion of 90 days of service.

      c. Vesting - A participant's interest in his or her participant Contributions Account and any Rollover Contribution Account (including all earnings on contributions to such accounts) are immediately and fully vested at all times and not subject to forfeiture. A participant's interest in his or her Employer Contributions Account (including all earnings on such account) will be 50% vested upon commencing employment, 75% vested upon completing one year of employment, and 100% vested upon completing two years of employment. Such years of employment need not be consecutive.

            Notwithstanding the foregoing, a participant becomes fully vested in his or her Employer Contributions Account upon the earlier of: (i) obtaining normal retirement date; (ii) total disability or (iii) termination of employment by way of death. A participant will also be fully vested in the event of a liquidation or dissolution of the Company, or upon termination of the Plan.

      d. Conditions of Distribution and Withdrawal - Distributions under the Plan may be made upon a participant's death, total disability, retirement or other termination of employment.

            Prior to termination of employment, the participant may make withdrawals from his or her accounts pursuant to the following:

            (i) All or any portion of the balance in the Rollover Contribution Account including investment income thereon.

            (ii) All or any portion of the Matched Contribution Account, the Unmatched Contribution Account, the Rollover Contribution Account, and the vested portion of the Employer Contribution Account, upon attaining age 59-1/2.

            (iii) All or any portion of the Employer  Contribution  Account, the
                  Matched Contribution account excluding any income or gain thereon, and the Unmatched Contribution Account excluding any income or gain thereon, for reasons of hardship subject to certain restrictions as defined in the Plan document.

             Withdrawals prior to termination of employment are subject to the following conditions: (i) no more than one request for a withdrawal may be made during any six-month period, except in the case of a financial hardship withdrawal; (ii) a participant may not make a withdrawal until he or she has been a participant for six consecutive months; and (iii) the amount withdrawn shall not be less than $200 or the amount of the participant's vested accrued benefit.

            Upon withdrawal from the Plan or after termination of employment, the nonvested portion of a participant's account will be forfeited. The forfeiture may be used to reduce future employer contributions. Forfeited nonvested accounts totaled approximately $2,366 and $53 as of December 31, 1995 and 1994, respectively.

      e. Loans - A participant is eligible to receive loans under the Plan without a required period of prior participation in the Plan. A participant may not have more than one loan from the Plan outstanding at any one time. A separate loan fund has been established to account for loans made from each specified fund. As periodic principal and interest payments become due, they are reallocated back to the specific funds from which the loan was borrowed.

            The amount of a loan may not exceed the following amount:

            (i) The lesser of 50% of the vested value of the participant's accounts or $50,000.

            (ii) Notwithstanding anything in (i) to the contrary, no loan shall be made in a principal amount of less than $1,000 and the principal amount must be in increments of $100.

            Interest is paid on the outstanding principal amount of each loan at a fixed per annum rate equal to the prime lending rate as published in the Wall Street Journal on the last business day of each month plus 1-1/2%. This rate applies during the full term of the loan and is not modified. Interest paid by a participant is credited to his or her applicable account.

            The term of the loan is fixed by the Administrative Committee at the time the loan is made and may not be extended. All loans are for a minimum term of one year and are in one year increments. Any loan which is to be used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the borrowing participant (a "residence loan") must be repaid within the earlier of fifteen years or disposition of such principal residence. Any other loan will be treated as a "nonresidence loan" and must be repaid within a maximum of five years. A participant may repay all (but not part) of any loan at any time without penalty by payment of the outstanding principal amount thereof, plus unpaid accrued interest to the date of repayment.

            Regardless of its original maturity, the outstanding principal amount of any loan and accrued interest thereon becomes immediately due and payable sixty days following the date a participant's employment with the Company terminates for any reason whatsoever.

            A loan, including interest thereon, is repaid by payroll deductions under a fixed schedule which provides for interest and amortization of principal in substantially level payments over the term of the loan. As collateral for repayment of each loan made to a participant, such participant pledges the assets of his or her Plan accounts.

       f. Investment Funds - Banco Santander is the "Trustee" of the Plan. Vanguard Fiduciary Trust Company ("Vanguard") is the "Investment Manager" and recordkeeper of the Plan.

            All Matching Employer Contributions and earnings thereon are invested solely in The General Instrument Corporation Common Stock Fund. The General Instrument Corporation Common Stock Fund is also an investment option for participants. A participant may elect to invest all Participant Contributions or Rollover Amounts in one or any combination of the funds described below, in whole multiples of 5% of the aggregate amount of such contributions. A participant may elect to transfer once each day all or any part of the aggregate value in his or her accounts or his or her interest in one or more investment fund or funds subject to rules restricting transfers related to the Vanguard Investment Contract Trust. The descriptions of the investments have been obtained from the various fund prospectuses.

                  General Instrument Corporation Common Stock Fund - Consists principally of General Instrument Corporation common stock (8,687 and 3,132 units held at December 31, 1995 and 1994, respectively) and temporary cash investments.

                  Vanguard Investment Contract Trust (Common/Collective Trust) - Consisting of one or more guaranteed investment contracts issued by insurance companies and banks.

                  Wellington Fund (Registered Investment Company) - Consisting of a portfolio of approximately 65% in common stocks and 35% in fixed income securities (including corporate and government bonds and money market instruments).

                  Vanguard Index Trust - 500 Portfolio (Registered Investment Company) - Consisting of a portfolio of the five-hundred stocks in the Standard & Poor's 500 Composite Stock Price Index, each individual stock being weighted relative to its total market value and parallel to its representation in the Index.

                  VMMR - Federal Portfolio (Registered Investment Company) - Consisting of a portfolio of securities issued by the U.S. Treasury and agencies of the U.S. Government with maturities of one year or less.

                  VFISF - GNMA Portfolio (Registered Investment Company) - Consisting of a portfolio of fixed income securities guaranteed by the U.S. Government and approximately 80% of which is normally invested in Government National Mortgage Association ("GNMA") certificates, the balance being invested in temporary cash investments.

                  Vanguard STAR Fund (Registered Investment Company) - Comprised of a portfolio investing 60-70% of its assets in seven
                  Vanguard  equity  funds  and  approximately  30-40%  in  three
                  Vanguard fixed income funds. At December 31, 1995 the percentage of STAR fund investments in equity and fixed income funds was 62% and 38%, respectively.

                  Vanguard U.S. Growth Portfolio (Registered Investment Company)
                  - Consisting of a portfolio investing primarily in common stock of United States corporations with above average growth potential.

                  Vanguard International Growth Portfolio (Registered Investment Company) - Consisting of a portfolio of equity securities of corporations located outside the United States.

                  Loan Fund - A separate loan fund has been established to account for loans made from each specified fund. As periodic principal and interest payments become due, they are reallocated to the specific funds from which the loan originated.

      g. Income Tax Status - The Plan has been established and operated to comply with Section 3165, Subchapter 9, Title 13 of the Laws of the Commonwealth of Puerto Rico and the regulations thereunder and to be exempt from tax under Section 165 of PRITA. The Plan obtained its latest determination letter dated May 23, 1996 in which the Treasury Department of Puerto Rico stated that the Plan, as designed, was in compliance with the applicable requirements of the Commonwealth of Puerto Rico. The Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of PRITA. Therefore, no provision for income taxes is included in the Plan's financial statements.

       h. Plan Termination - While the Company has not expressed any intent to terminate the Plan, it may do so at anytime.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a. Investments - Investments are stated at fair or market values. The market value of General Instrument Corporation common stock is based on the closing price as quoted on the New York Stock Exchange. The investments in shares of the Vanguard funds are valued at the redemption prices established by the Investment Manager, based upon its determination of the market value of the underlying investments.

       b. Administrative Expenses - The Plan provides that all expenses shall be paid by the Plan unless the Company, at its sole discretion, elects to pay such expenses without reimbursement. During the year ended December 31, 1995 and the ten-month period ended December 31, 1994, the Company elected to pay $28,268 and $14,076, respectively, of Plan expenses without reimbursement.

       c. Other - All security transactions are recorded on a trade date basis. Net gains and losses on the disposal of investments in each fund are computed using the average cost method based on the beginning market value as carried forward from the end of the prior plan year. Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

      d. Benefit Claims - As prescribed by the American Institute of Certified Public Accountant's Audit and Accounting Guide, "Audits of Employee Benefit Plans," benefits payments are recognized as reductions of Plan assets upon disbursement. Benefits payable to terminated employees who had elected to withdraw from the Plan as of December 31, 1995 were $1,696. There were no amounts payable to terminated employees who had elected to withdraw from the Plan as of December 31, 1994.

       e.   Reclassifications   -  Certain   amounts  in  prior  year  financial
            statements have been reclassified to conform with the current year presentation.

      f. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    INVESTMENTS

       Investments  held by the Trustee and  Investment  Manager at December 31,
       1995 were as follows:
                                                              Number                                                     Fair
               Name of                                          of                                                       Value
             Issuer and                                       Shares           Historical           Fair              Per Share
           Title of Issues                                   or Units             Cost              Value               or Unit

General Instrument Corporation
  Common Stock Fund ..............................              8,687           $315,512           $254,107           $   29.25
Vanguard:
  Investment Contract Trust ......................             89,127             89,127             89,127                1.00
  Wellington Fund ................................              8,811            189,032            215,252               24.43
  Index Trust - 500 Portfolio ....................              2,691            129,356            155,016               57.60
  VMMR-Federal Portfolio .........................             46,235             46,235             46,235                1.00
  VFISF-GNMA Portfolio ...........................              5,797             57,831             60,467               10.43
  STAR Fund ......................................              4,080             57,080             61,289               15.02
  U.S. Growth Portfolio ..........................              1,928             33,074             39,225               20.35
  International Growth Portfolio .................              2,793             39,585             41,957               15.02





       Investments  held by the Trustee and  Investment  Manager at December 31,
       1994 were as follows:
                                                              Number                                                     Fair
               Name of                                          of                                                       Value
             Issuer and                                       Shares           Historical           Fair              Per Share
           Title of Issues                                   or Units             Cost              Value               or Unit

General Instrument Corporation
  Common Stock Fund ..............................              3,132           $119,098           $123,322           $   39.37
Vanguard:
  Investment Contract Trust ......................             28,388             28,388             28,388                1.00
  Wellington Fund ................................              4,119             81,638             79,862               19.39
  Index Trust - 500 Portfolio ....................              1,295             56,005             55,636               42.97
  VMMR-Federal Portfolio .........................              9,791              9,791              9,791                1.00
  VFISF-GNMA Portfolio ...........................              2,335             22,716             22,365                9.58
  STAR Fund ......................................              1,756             23,116             22,131               12.60
  U.S. Growth Portfolio ..........................                839             12,665             12,869               15.33
  International Growth Portfolio .................              1,686             23,459             22,647               13.43


                             SUPPLEMENTAL SCHEDULES



GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

ITEM 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1995
- -------------------------------------------------------------------------------

                                                              Description               Number of
            Name of Issuer                                         of                    Shares                         Current
          and Title of Issue                                   Investment               or Units         Cost            Value

General Instrument Corporation                          Common Stock and
  Common Stock Fund                                       Temporary Cash
                                                          Investments                      8,687      $  315,512      $  254,107
 Vanguard:
  Investment Contract Trust                             Common/Collective
                                                          Trust                           89,127          89,127          89,127

  Wellington Fund                                       Shares of Registered
                                                          Investment Company               8,811         189,032         215,252

  Index Trust - 500 Portfolio                           Shares of Registered
                                                          Investment Company               2,691         129,356         155,016

  VMMR-Federal Portfolio                                Shares of Registered
                                                          Investment Company              46,235          46,235          46,235

  VFISF-GNMA Portfolio                                  Shares of Registered
                                                          Investment Company               5,797          57,831          60,467

  STAR Fund                                             Shares of Registered
                                                          Investment Company               4,080          57,080          61,289

  U.S. Growth Portfolio                                 Shares of Registered
                                                          Investment Company               1,928          33,074          39,225

  International Growth Portfolio                        Shares of Registered
                                                          Investment Company               2,793          39,585          41,957

                                                              Description
             Description                                      of Maturity

Plan participant loans other than                       Through 12/31/00
  mortgages, at various rates of                        10.00%-10.25%
  interest                                                                                                36,474          36,474
                                                                                                        --------        --------



TOTAL ASSETS HELD FOR
  INVESTMENT  PURPOSES                                                                                $  993,306      $  999,149
                                                                                                      ==========      ==========


GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1995
- --------------------------------------------------------------------------------


                                              Number                Purchase           Number
                                                of                  Price or             of         Selling        Realized
              Investment                    Purchases              Contribution        Sales         Price           Gain

General Instrument Corporation
  Common Stock Fund                             24                  $  232,513           23          $  38,829     $  2,307

Vanguard:
  Investment Contract Trust                     40                      81,885           21             21,145            -

  Wellington Fund                               18                     135,856           26             31,637        3,510

  Index Trust - 500 Portfolio                   20                      94,919           26             24,668        3,196

  VMMR-Federal Portfolio                        38                      59,275           15             22,831            -

  VFISF-GNMA Portfolio                          28                      41,976           11              7,140          328

  STAR Fund                                     14                      41,130           17              7,711          715

  U.S. Growth Portfolio                         15                      23,140           10              3,397          635

  International Growth Portfolio                15                      26,906           16             10,797          235




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-60498, 33-61820, 33-50911, 33-52189, 33-54923, 33-55595 and 33-57737, of
General Instrument Corporation on Forms S-8 of our report dated June 19, 1996 appearing in and incorporated by reference in this Annual Report on Form 11-K of General Instrument (Puerto Rico), Inc. Savings Plan for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
- -------------------------
Deloitte & Touche LLP

June 26, 1996